Exhibit 1.1

EXECUTION VERSION

JOHN DEERE OWNER TRUST 2026-B

JOHN DEERE RECEIVABLES LLC
and
JOHN DEERE CAPITAL CORPORATION

Class A-1 3.981% Asset Backed Notes
Class A-2A 4.30% Asset Backed Notes

Class A-2B Floating Rate Asset Backed Notes

Class A-3 4.50% Asset Backed Notes
Class A-4 4.61% Asset Backed Notes

UNDERWRITING AGREEMENT

July 14, 2026

BofA Securities, Inc.

Citigroup Global Markets Inc.

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

TD Securities (USA) LLC

SG Americas Securities, LLC

c/oBofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/oCitigroup Global Markets Inc.

388 Greenwich Street, 6th Floor Trading

New York, New York 10013

c/oMUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

c/oRBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

c/oTD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

Ladies and Gentlemen:

John Deere Receivables LLC (the “Seller” or “JDRL”) and John Deere Capital Corporation (“JDCC”) confirm their agreement (the “Agreement”) with BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (“Citi”), MUFG Securities Americas Inc. (“MUFG”), RBC Capital Markets, LLC (“RBCCM”), TD Securities (USA) LLC (“TD Securities”) and SG Americas Securities, LLC (collectively, the “Underwriters” or “you”, which terms shall also include any Underwriter substituted as provided in Section 11), for whom BofA, Citi, MUFG, RBCCM and TD Securities are acting as representatives (in such capacity BofA, Citi, MUFG, RBCCM and TD Securities are hereinafter referred to collectively as the “Representatives” and each, a “Representative”) with respect to the public offering by you of the Asset Backed Notes (the “Notes”) specified in the Pricing Agreement referred to below (the “Underwritten Notes”) issued by John Deere Owner Trust 2026-B (the “Issuer”). The Seller has authorized the public offering of up to $15,000,000,000 principal amount of Notes. The Notes may be offered in various series, and, within each series, in one or more classes, in one or more offerings on terms determined at the time of sale (each such series, a “Series” and each such class, a “Class”). Each such Series of the Notes may be issued by a Delaware statutory trust (each, a “Trust”) under a separate indenture (each, an “Indenture”) between the Trust and a trustee to be identified in the prospectus relating to such Series (the “Indenture Trustee”). Each Trust will also issue Asset Backed Certificates (the “Certificates”) evidencing beneficial interests in such Trust. Each Trust will be created pursuant to a separate trust agreement (each, a “Trust Agreement”) with respect to such Series between a trustee to be identified in the prospectus relating to such Series (the “Owner Trustee”) and the Seller, as depositor. The Notes and the Certificates are collectively referred to as the “Securities”. The assets of each Trust will include agricultural and construction equipment retail installment sale and loan contracts (the “Receivables”) and various Trust accounts. The Seller will purchase the Receivables relating to a Series of Notes from JDCC pursuant to a separate Purchase Agreement and sell them to the related Trust pursuant to a separate Sale and Servicing Agreement, pursuant to which JDCC will service and administer such Receivables. Each Trust will provide for the review of the Receivables for compliance with certain representations and warranties made about the Receivables in certain circumstances under an asset representations review agreement (the “Asset Representations Review Agreement”) to be entered into by the Trust, John Deere Capital Corporation, as servicer, and Clayton Fixed Income Services LLC, as asset representations reviewer (the “Asset Representations Reviewer”). The Indenture, the Trust Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement relating to a Series of Notes are collectively referred to herein as the “Basic Documents”. Unless otherwise specified herein, reference to the Trust and any Basic Document shall refer to the Issuer and the related Basic Document, respectively. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture and the Trust Agreement.

Prior to the purchase and public offering of the Underwritten Notes by the Underwriters, the Seller, JDCC and the Underwriters shall enter into an agreement substantially in the form of, or containing the information set forth in, Exhibit A hereto (the “Pricing Agreement”). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Seller, JDCC and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Underwritten Notes will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

The Seller has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SF-3 (No. 333-287776), containing a form of prospectus relating to the Underwritten Notes for the registration of the Underwritten Notes under the Securities Act of 1933, as amended (the “1933 Act”), and the offering of the Underwritten Notes from time to time in accordance with Rule 415 of the rules of the Commission under the 1933 Act (the “1933 Act Regulations”), has filed such amendments thereto, if any, and such amended form of prospectus as have been required prior to the date hereof, and will file such additional amendments thereto and such amended forms of prospectus as may hereafter be required pursuant to the 1933 Act and the 1933 Act Regulations. “Registration Statement” as of any time means such registration statement (collectively), as amended, in the form then filed by the Seller, including any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the 1933 Act. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the offering of the Notes of a particular Series, which time shall be considered the “effective date” of the Registration Statement with respect to such Notes. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430D shall be considered to be included in the Registration Statement as of the time specified in Rule 430D.

“Preliminary Prospectus” means the preliminary prospectus relating to the Underwritten Notes, dated the date specified in the Pricing Agreement, together with the information referred to under the caption “Static Pool Information” therein. “Prospectus” means the Prospectus contemplated by Section 4(a)(i), together with the information referred to under the caption “Static Pool Information” therein, that discloses the public offering price and other final terms of such Underwritten Notes and otherwise satisfies Section 10(a) of the 1933 Act.

At or prior to the Applicable Time, the Seller had prepared the Preliminary Prospectus and the Ratings Term Sheet. “Applicable Time” means the time agreed to by the Seller and the Representatives and set forth in the Pricing Agreement, which shall be the time immediately after the Seller and the Representatives agree on the pricing terms of the Underwritten Notes. “Ratings Term Sheet” means the free writing prospectus dated the date of the Preliminary Prospectus relating to the credit ratings expected to be received on the Underwritten Notes from the hired NRSROs (as defined in Section 1(a)(xiv)), in the form agreed to by JDCC, the Seller and the Representatives. The Ratings Term Sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.

SECTION 1. Representations and Warranties.
(a)Each of the Seller and JDCC represents and warrants to each Underwriter as of the date hereof (such date being hereinafter referred to as the “Representation Date”) as follows:

(i)The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the Representation Date, complied, and the Prospectus as of the Closing Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The conditions to the use of a registration statement on Form SF-3 under the 1933 Act, including the Registrant Requirements set forth in General Instruction I.A. and the Transaction Requirements set forth in General Instruction I.B. of Form SF-3, have been satisfied and will be satisfied as of the Closing Date. The Depositor has paid the registration fee for the Notes in accordance with Rule 456 of the 1933 Act. The Registration Statement, as of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430D(f)(2) and any amendment thereto, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its issue date and as of the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Preliminary Prospectus when filed complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and as of the Applicable Time and as of the Closing Date, the Preliminary Prospectus and the information listed on Exhibit B to the Pricing Agreement, all considered together (collectively, the “Disclosure Package”), did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary contained herein, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or the Disclosure Package made in reliance upon and in conformity with information furnished to the Seller in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or the Disclosure Package it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as “Underwriters’ Information” in the Pricing Agreement, or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (Form T-1) of the Indenture Trustee. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).
(ii)The documents, if any, incorporated by reference in the Prospectus, at the time, if any, they were or hereafter are filed with the Commission during the period specified in Section 4(a)(vi), complied and will comply, as the case may be, in all material respects with the positions of the staff of the Commission pursuant to the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Prospectus, at the time, if any, they were or hereafter are filed with the Commission during the period specified in Section 4(a)(vi), did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)The Independent Public Accountants (as defined in Section 6(d)) are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
(iv)Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as otherwise stated in or contemplated by the Registration Statement, the Prospectus and the Disclosure Package, (A) there has not been any material adverse change in the financial condition of the Seller or in the results of operations or business prospects of the Seller, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Seller, other than transactions in the ordinary course of business, which are material with respect to the Seller.
(v)Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as otherwise stated in or contemplated by the Registration Statement, the Prospectus and the Disclosure Package, (A) there has not been any material adverse change in the financial condition of JDCC and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of JDCC and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by JDCC or its subsidiaries, other than transactions in the ordinary course of business, including borrowings for the acquisition of receivables and other operations and other than transactions which are not material in relation to JDCC and its subsidiaries considered as one enterprise.
(vi)JDCC has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Prospectus and the Preliminary Prospectus. The Seller has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the jurisdiction of its formation, with power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Prospectus and the Preliminary Prospectus.
(vii)The execution and delivery of this Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Administration Agreement and the Asset Representations Review Agreement and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary limited liability company or corporate action of the Seller and JDCC, as applicable, and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller or JDCC, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Seller or JDCC is a party or by which the Seller or JDCC may be bound or to which any of the property or assets of the Seller or JDCC is subject, nor will such action result in any violation of the provisions of the certificate of formation or limited liability company agreement of the Seller, or the charter or by-laws of JDCC, or, to the best of its knowledge, any order, rule or regulation applicable to the Seller or JDCC of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Seller or JDCC.
(viii)The Underwritten Notes have been duly authorized for issuance and sale pursuant to this Agreement and the related Certificate has been duly authorized for issuance pursuant to the Trust Agreement (or will have been so authorized prior to the issuance of the Underwritten Notes and the related Certificate). When issued and authenticated pursuant to the provisions of the Trust Agreement, in the case of the related Certificate, and, this Agreement and the Indenture, in the case of the Underwritten Notes, and delivered against payment of the consideration therefor in accordance with this Agreement in the case of the Underwritten Notes, the Underwritten Notes will be valid and legally binding obligations of the Trust, enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles) and will be entitled to the benefits of the Indenture, and the related Certificate will be duly and validly issued and outstanding. The Underwritten Notes, the related Certificate, the Indenture and the Trust Agreement conform in all material respects to all statements relating thereto contained in the Disclosure Package, the Prospectus and the Registration Statement.
(ix)At the Closing Time or at such other times as may be set forth herein, each of the representations and warranties of the Seller and JDCC set forth in the Sale and Servicing Agreement and by JDCC in the Purchase Agreement will be true and correct; provided that the sole remedy for any breach of any representation or warranty in Section 3.02(b) of the Purchase Agreement shall be limited to the remedies therefor provided in the Purchase Agreement.
(x)In its unconsolidated accounting records, JDCC will treat the conveyance of receivables contemplated by Section 2.01 of the Purchase Agreement as a sale of assets for accounting purposes.
(xi)The Seller is not, and on the date on which the first bona fide offer of the Underwritten Notes was made was not, an “ineligible issuer”, as defined in Rule 405 under the 1933 Act.
(xii)Each Issuer Free Writing Prospectus (as defined in Section 3(a)) (including any Permitted Free Writing Prospectus (as defined in Section 3(a))), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Underwritten Notes or until any earlier date that the Seller notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c)) with the information then contained in the Registration Statement, the Prospectus or the Preliminary Prospectus and not superseded or modified. If at any time following the issuance of an Issuer Free Writing Prospectus (including any Permitted Free Writing Prospectus) there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, the Prospectus or the Preliminary Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Seller will promptly (i) notify the Representatives and (ii) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(xiii)The Registration Statement has been declared effective by the Commission and is still effective as of the date hereof under the 1933 Act, and is not proposed to be amended, and either (A) such date of effectiveness is within three years of the Closing Date or (B) the Seller has prepared and filed (before the expiration of the three-year period specified in (A)) with the Commission in accordance with the 1933 Act, a new registration statement on Form SF-3 and such new registration statement meets the requirements of paragraph (a)(6) of Rule 415 of the 1933 Act and includes unsold securities covered by the earlier registration statement, which such unsold securities may continue to be offered and sold until the earlier of the effective date of the new registration statement or 180 days after the third anniversary of the initial effective date of the prior registration statement, as permitted pursuant to paragraph (a)(5) of Rule 415 of the 1933 Act.
(xiv)JDCC has executed and delivered a written representation to each “nationally recognized statistical rating organization” (within the meaning of the 1934 Act) hired by JDCC to rate the Underwritten Notes (the “hired NRSROs” and each, a “hired NRSRO”) that satisfies the requirements of Rule 17g-5(a)(3)(iii) of the 1934 Act (each, a “17g-5 Certification”) and JDCC has complied with each such 17g-5 Certification.
(xv)The Seller has complied with Rule 193 under the 1933 Act in connection with the offering of the Underwritten Notes in all material respects.
(xvi)The Trust is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. In determining that the Trust is not a “covered fund,” the Trust is entitled to rely on the exception to the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended (the “1940 Act”), although other exclusions or exemptions may also be available to the Trust.
(xvii)Neither the Seller nor JDCC has engaged (and, through and including the Closing Date, will not engage) any third-party due diligence services providers to provide any third party due diligence report contemplated by Rule 15Ga-2 under the 1934 Act (a “Due Diligence Report”), except for the Independent Public Accountant (as defined in Section 6(d)) (the “Accounting Firm”), which was engaged to provide procedures involving a comparison of information in the files related to certain Receivables to information on a data tape relating to such Receivables and to issue an agreed-upon procedures report in connection therewith (the “Accountant’s Due Diligence Report”). The Accounting Firm has also prepared and provided a certification on Form ABS Due Diligence-15E (the “Accountant’s Form 15E Certification”), and has consented to the use of the Accountant’s Due Diligence Report and the Accountant’s Form 15E Certification in the preparation by the Seller of the Form ABS-15G (as defined below) furnished to the Commission on EDGAR as required by Rule 15Ga-2 under the 1934 Act.
(xviii)The Seller has (A) prepared a report on Form ABS-15G (the “Form ABS-15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting all other requirements of Rule 15Ga-2 and any other applicable rules, requirements and regulations of the Commission and the 1934 Act; (B) furnished the Form ABS-15G to the Commission on EDGAR at least five business days prior to the date hereof as required by Rule 15Ga-2; and (C) provided a copy of the final draft of the Form ABS-15G to the Underwriters within a reasonable period prior to furnishing such Form ABS-15G to the Commission on EDGAR.
(xix)JDCC has complied and on the Closing Date will comply, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”) implementing the credit risk retention requirements of Section 15G of the 1934 Act, in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through a majority-owned affiliate (as defined in the Credit Risk Retention Rules, a “Majority-Owned Affiliate”). JDCC has determined the fair value of the “eligible horizontal residual interest” and the “eligible horizontal cash reserve account” (collectively, the “Retained Interest”) based on its own valuation methodology, inputs and assumptions and is solely responsible therefor.
(xx)Either (i) all necessary filings under the Corporate Transparency Act (31 U.S.C. § 5336) and the rules and regulations promulgated thereunder (collectively, the “CTA”) have been made with respect the Issuer or (ii) the Issuer qualifies for one or more exemptions from the CTA’s reporting requirements.
(b)Any certificate signed by any officer of the Seller or JDCC and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Seller or JDCC (or by the Seller acting through JDCC) as to the matters covered thereby to each Underwriter.
(c)Each Underwriter, severally and not jointly, represents and warrants to each of the Seller and JDCC as of the date hereof as follows:
(i)Each Underwriter has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Underwritten Notes, which are the subject of the offering contemplated by the Prospectus, to any EU Retail Investor in the European Economic Area or to any UK Retail Investor in the United Kingdom (the “UK”).

For purposes of this Section 1(c)(i), (x) the expression “EU Retail Investor” means a person who is one or more of the following: (A) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and (y) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Underwritten Notes.

For purposes of this Section 1(c)(i), (x) the expression “UK Retail Investor” means a person who is one or both of the following: (A) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended) and as amended; or (B) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as amended); and (y) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Notes to be offered so as to enable an investor to decide to buy or subscribe for the Underwritten Notes.

(ii)Each Underwriter has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Underwritten Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor or the Issuing Entity.
(iii)Each Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Underwritten Notes in, from or otherwise involving the UK.
(iv)Each Underwriter has not delivered, and will not deliver, to any hired NRSRO or any other “nationally recognized statistical rating organization” (within the meaning of the 1934 Act) any Rating Information without the prior written consent of JDCC. “Rating Information” means any information provided for the purpose of determining an initial credit rating or undertaking credit rating surveillance of the Underwritten Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)-(D)).
(v)It has not obtained any Due Diligence Report from any third party due diligence services provider in connection with the issuance of the Underwritten Notes except for the Accountant’s Due Diligence Report.
SECTION 2. Sale and Delivery to Underwriters; Closing.
(a)On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Seller agrees to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Seller, the Underwritten Notes set forth opposite its name in the Pricing Agreement at the respective prices to be determined by agreement between the Seller and you, which prices shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing

Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Seller and you.
(b)Payment of the purchase price for, and delivery of, the Underwritten Notes shall be made at the office of Kirkland & Ellis LLP, 300 North LaSalle, Chicago, IL 60654, or at such other place as shall be agreed upon by the Representatives and the Seller at 10:00 A.M. on July 22, 2026 or such other time as shall be agreed upon by the Representatives and the Seller (such time and date of delivery being herein called the “Closing Time” and such date of delivery being called the “Closing Date”). Payment shall be made by the Representatives to the Seller in same day funds against delivery of the Underwritten Notes to, or at the direction of, the Representatives. The Underwritten Notes shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before Closing Time. The Underwritten Notes, which may be in temporary form, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to Closing Time. The Underwritten Notes will be represented initially by Underwritten Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company.
SECTION 3. Free Writing Prospectuses.
(a)The Seller represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Seller and the Representatives, it has not made and will not make any offer relating to the Underwritten Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to in writing by the Seller and the Representatives is referred to herein as a “Permitted Free Writing Prospectus.” The Seller represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Underwritten Notes (including any “road show” (as defined under Rule 433(h)(4) of the 1933 Act) in which representatives of JDRL or JDCC participate) in the form filed or required to be filed by the Seller with the Commission or, if not required to be filed, in the form retained in the Seller’s records pursuant to Rule 433(g).
(b)Subject to the consent of the Representatives required in Section 3(a), the Seller will prepare a final term sheet relating to the final terms of the Underwritten Notes substantially in the form attached as Exhibit A to the Pricing Agreement (the “Final Term Sheet”) and will file such Final Term Sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the Underwritten Notes. Any such Final Term Sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, the Seller consents to the use by any Underwriter of a free writing prospectus (each, an “Underwriter Free Writing Prospectus”) that contains only (i) (A) information describing the preliminary terms of the

Underwritten Notes or their offering or (B) information that describes the final terms of the Underwritten Notes or their offering and that is or is to be included in the Final Term Sheet, (ii) in the case of an Intex CDI file, “issuer information” as defined in Rule 433(h)(2) that is included in the Preliminary Prospectus or, following the filing of the Final Term Sheet, the Final Term Sheet (the “Intex Information”), or (iii) other customary information that is not “issuer information” as defined in Rule 433(h)(2), or that is not otherwise an Issuer Free Writing Prospectus; provided that (x) no such Underwriter Free Writing Prospectus shall include information that conflicts with information then in the Registration Statement, the Preliminary Prospectus or the Prospectus and not superseded or modified; (y) such Underwriter Free Writing Prospectus shall contain the legend required by Rule 433(c)(2); and (z) the Underwriters using the Underwriter Free Writing Prospectus shall retain the free writing prospectus for the period required by Rule 433(g) of the 1933 Act or any successor provision. Each Underwriter shall provide to the Seller a true and accurate copy of each Free Writing Prospectus conveyed by it of the type referred to in Rule 433(d)(5)(ii) under the 1933 Act no later than the close of business on the business day following the date of first use.
(c)Neither the Seller nor any Underwriter shall disseminate or file with the Commission any information relating to any Underwritten Notes in reliance on Rule 167 or Rule 426 under the 1933 Act, nor shall the Seller or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined above) “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the 1933 Act.
SECTION 4. Covenants.
(a)The Seller covenants with each Underwriter as follows:
(i)Immediately following the execution of the Pricing Agreement, the Seller will prepare a Prospectus setting forth the principal amount of the Underwritten Notes, the price or prices at which the Underwritten Notes are to be purchased by the Underwriters, either the initial public offering price or prices or the method by which the price or prices at which the Underwritten Notes are to be sold will be determined, the selling concession(s) and reallowance(s), if any, any delayed delivery arrangements, and such other information as you and the Seller deem appropriate in connection with the offering of the Underwritten Notes. The Seller will promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the 1933 Act within the time period prescribed therein, and will furnish to the Underwriters as many copies of the Prospectus as you shall reasonably request.
(ii)At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Notes, the Seller will promptly notify the Representatives, and immediately confirm the notice in writing, (A) of the effectiveness of any post-effective amendment to the Registration Statement, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (E) of the mailing or delivery to the Commission for filing of any document to be filed pursuant to the 1934 Act and (F) of the receipt by the Seller of any notification with respect to the suspension of the qualification of any Class of Underwritten Notes for sale in any jurisdiction or the initiation of any proceedings for that purpose. The Seller will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(iii)At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Notes, the Seller will give the Representatives notice of its intention to make any amendment to the Registration Statement, whether pursuant to a filing pursuant to the 1934 Act, the 1933 Act or otherwise, or use any amendment or supplement to the Prospectus, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus in a form to which the Representatives or counsel for the Underwriters shall reasonably object.
(iv)During the period specified in (ii) above, the Seller will deliver to the Representatives as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) as the Representatives may reasonably request.
(v)The Seller will furnish to you, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of such Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the respective applicable rules and regulations of the Commission thereunder.
(vi)If, at any time during the term of this Agreement and thereafter, when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Notes, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Seller, to amend or supplement the Preliminary Prospectus or the Prospectus in order that the Preliminary Prospectus or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances under which they were made or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Seller will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Preliminary Prospectus and the Prospectus comply with such requirements and will not file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise without the Representatives’ consent, which consent shall not be unreasonably withheld and which consent or nonconsent shall be given no later than two Business Days after the Seller advises the Representatives of such proposal to amend or supplement. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions or covenants set forth in this Section 4. Notwithstanding the foregoing, the parties agree that for purposes of this Section 4(a)(vi), (A) the Seller may assume that the delivery period described above shall expire on October 12, 2026 unless otherwise advised in writing by the Representatives and (B) this Section 4(a)(vi) shall not apply to monthly servicing reports on Form 10-D or to any filing made on Form 10-K. If the Representatives provide the notice described in the preceding clause (A), such notice shall be updated by a new notice to the Seller not less than weekly until the delivery period shall have expired.
(vii)The Seller will endeavor in good faith to qualify the Underwritten Notes for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate; provided, however, that the Seller shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction to which it is not so qualified. The Seller will maintain such qualifications in effect for as long as may be required for the distribution of the Underwritten Notes. The Seller will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Notes have been qualified as above provided.
(viii)During a period of 15 days from the date of the Prospectus, the Seller will not, without your prior written consent, directly or indirectly, sell, offer to sell, or otherwise dispose of, any asset backed pass-through certificates or notes or similar securities representing interests in or secured by agricultural and construction equipment loan receivables.
(ix)The Seller has filed the Preliminary Prospectus pursuant to and in accordance with Rule 424(h) within the time period prescribed under Rule 424(h). The Seller has complied and will comply with Rule 433.
(x)The Seller will file with the Commission all documents required to be filed pursuant to the 1934 Act within the time periods specified in the 1934 Act or the rules and regulations promulgated thereunder and all documents and certifications required for the use of a registration statement on Form SF-3 within the time periods required by Form SF-3, the 1933 Act or the 1933 Act Regulations.
(b)The Seller covenants with you as follows:
(i)With respect to each sale of the Underwritten Notes, the Seller will cause the Trust to make generally available to holders of Underwritten Notes as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Trust (in form complying with the provisions of Rule 158 under the 1933 Act) covering the 12-month period beginning not later than the first day of the Trust’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement relating to the Underwritten Notes.

(c)The Servicer covenants with you as follows:
(i)So long as any of the Underwritten Notes shall be outstanding, the Servicer will deliver to you a copy of the annual statement as to compliance and any notice of default delivered to the Indenture Trustee pursuant to Section 4.10 of the Sale and Servicing Agreement and a copy of the annual assessment(s) of compliance with the servicing criteria and the annual attestation of a firm of independent public accountants furnished to the Indenture Trustee pursuant to Section 4.11 of the Sale and Servicing Agreement, as soon as such statements are furnished to the Indenture Trustee.
(d)JDCC covenants with you as follows:
(i)JDCC will comply with the representations or certifications made in any 17g-5 Certification delivered to a hired NRSRO.
(ii)JDCC will comply, and will cause any Majority-Owned Affiliate that owns an interest in the Retained Interest and to the extent applicable under the Credit Risk Retention Rules, any affiliate, to comply, with all requirements imposed on the “sponsor of a securitization transaction” under the Credit Risk Retention Rules for so long as those requirements are applicable, including holding the Retained Interest for the duration required in the Credit Risk Retention Rules, without any impermissible hedging, transfer or financing of the Retained Interest.
(iii)To the extent JDCC, JDRL or the Issuer is required to file or cause to be filed a beneficial ownership information report pursuant to the CTA, JDCC will make all necessary filings under the CTA with respect to itself, JDRL and the Issuer.
SECTION 5. Payment of Expenses. The Seller and JDCC will be obligated to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing, issuance and delivery of the Underwritten Notes to the Underwriters, (iii) the fees and disbursements of counsel and accountants for the Seller and JDCC, (iv) the qualification of the Underwritten Notes under securities laws in accordance with the provisions of Section 4(a)(vii), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the determination of the eligibility of the Underwritten Notes for investment and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Legal Investment Survey, if any, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of each Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the fees of each hired NRSRO that rates any of the Underwritten Notes, (ix) the fees and expenses of the Indenture Trustee, the Owner Trustee and their respective counsel and the fees and expenses of the Asset Representations Reviewer, and (x) all expenses incurred for preparing, printing and distributing each Issuer Free Writing Prospectus to investors or prospective investors.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a)(i), the Seller and JDCC, jointly and severally, shall be obligated to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Seller and JDCC herein contained, to the performance by the Seller and JDCC of their obligations hereunder, and to the following further conditions:
(a)At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Preliminary Prospectus and the Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations within the prescribed time period and the Final Term Sheet contemplated by Section 3(b) shall have been transmitted for filing within the prescribed time period required by Rule 433(d)(5)(ii), and prior to Closing Time, the Seller shall have provided evidence satisfactory to the Representatives of such timely filing.
(b)At Closing Time, the Underwriters shall have received:
(1)The favorable opinion, dated as of the Closing Date, of Kirkland & Ellis LLP, counsel for the Seller and JDCC, in form and substance satisfactory to the Representatives (and addressed to each Underwriter), to the effect that:
(i)JDCC is a corporation validly existing in good standing under the laws of the State of Delaware.
(ii)This Agreement has been duly authorized, executed and delivered by JDCC.
(iii)Assuming the due authorization, execution and delivery thereof by the parties thereto, each of the Indenture, the Sale and Servicing Agreement and the Asset Representations Review Agreement is a valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(iv)Assuming that the Underwritten Notes have been duly authorized, executed and delivered by the Trust, when authenticated by the Indenture Trustee in accordance with the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Underwritten Notes will be valid and binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable against the Trust in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(v)Assuming due authorization, execution and delivery thereof by the party or parties thereto, each Basic Document (other than the Trust Agreement) to which the Seller is a party is a valid and binding obligation of the Seller and is enforceable against the Seller in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or similar laws relating to or affecting creditors’ rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(vi)Each Basic Document to which JDCC is a party has been duly authorized, executed and delivered by JDCC and, assuming due authorization, execution and delivery thereof by the other party or parties thereto, each such Basic Document is a valid and binding obligation of JDCC and is enforceable against JDCC in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or similar laws relating to or affecting creditors’ rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(vii)The statements in the Preliminary Prospectus, as amended and supplemented by the Final Term Sheet, and the Prospectus under “Description of the Notes”, “Asset Representations Reviewer”, “The Receivables Pool – Asset Representations Review”, “The Receivables Pool – Dispute Resolution” and “Description of the Transfer and Servicing Agreements”, in each case, insofar as such statements constitute summaries of certain provisions of the Underwritten Notes, the related Certificate and the Basic Documents, are accurate in all material respects.
(viii)The description of the U.S. federal income tax consequences and ERISA set forth in the Preliminary Prospectus, as amended and supplemented by the Final Term Sheet, and the Prospectus under the captions “Federal Income Tax Considerations”

and “ERISA Considerations”, in each case, in so far as such descriptions constitute a statement of U.S. federal income tax law or ERISA or legal conclusions and subject to the limitations set forth therein, are accurate in all material respects. As set forth and further discussed in such statements, for federal income tax purposes, the Underwritten Notes will be characterized as indebtedness and the Trust will not be an association (or a publicly traded partnership) taxable as a corporation.
(ix)No consent, approval, authorization or order of any court or governmental body or agency is required under any specified law to be obtained by the Seller, the Trust or JDCC in connection with the sale of the Underwritten Notes to the Underwriters or the issuance of the related Certificate, except such as may be required under federal or state securities laws or the rules and regulations thereof, and those consents, approvals, authorizations and orders that have previously been obtained and are in full force and effect as of the Closing Date.
(x)The execution and delivery of this Agreement and the Basic Documents to which it is a party by each of the Seller, the Trust and JDCC and the performance by them of their respective obligations thereunder will not violate any federal law of the United States of America, any internal laws of the State or New York or the General Corporation Law of the State of Delaware (other than any federal or state securities laws).
(xi)(a) The Registration Statement has become effective under the 1933 Act, (b) to the best of such counsel’s actual knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission and (c) the Registration Statement remains effective.
(xii)The Registration Statement and the Prospectus, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1, as to which such counsel expresses no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.
(xiii)The execution and delivery by the Seller of this Agreement and the Basic Documents to which it is a party and the performance by the Seller of its obligations thereunder will not conflict with the charter or by-laws of the Seller.

(xiv)Neither the Seller nor the Trust is required to register as an “investment company” under the 1940 Act and the Trust is entitled to rely on Section 3(c)(5) of the 1940 Act for its exemption from registration under the 1940 Act.
(xv)The Trust is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(xvi)The Indenture has been duly qualified under the 1939 Act, and the Trust Agreement is not required to be qualified under the 1939 Act.
(xvii)The Purchase Agreement creates a valid security interest, as defined in the Uniform Commercial Code as currently in effect in the State of New York, in the Receivables. Under New York law, the perfection of such ownership interest is governed by the law of the state in which JDCC is organized.
(xviii)The Sale and Servicing Agreement either (a) validly transfers to the Trust an ownership interest in all of the Seller’s right, title and interest in the Receivables or (b) if the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement is deemed to be a pledge, then the Sale and Servicing Agreement creates a valid security interest in the Receivables and the proceeds thereof in favor of the Trust. Under New York law, the perfection of such ownership interest and security interest is governed by the law of the jurisdiction where such collateral is located or, in the case of a non-possessory interest in the Receivables, by the law of the state in which the Seller is organized.
(xix)The Indenture creates a valid security interest in the Receivables and the proceeds thereof and in the Trust Accounts in favor of the Indenture Trustee. Under New York law, the perfection of such security interest is governed by (x) the law of the state in which the Trust is organized in the case of the Receivables and the proceeds thereof and (y) the related “securities intermediary’s jurisdiction” or related “bank’s jurisdiction,” as applicable, in the case of the Trust Accounts.

Such opinion shall also state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Disclosure Package other than those mentioned in paragraphs (vii) and (viii) above. Such counsel has, however, generally reviewed and discussed such statements with certain officers of the Seller and JDCC and their auditors. In the course of such review and discussion, no facts have come to such counsel’s attention that has caused such counsel to conclude that (i) the Registration Statement

(except for the Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1 or any financial statements and other financial and statistical data included or omitted from the Registration Statement, as to which such counsel expresses no view), as of its most recent effective date preceding the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (except for any financial statements and other financial and statistical data included or omitted from the Disclosure Package, as to which such counsel expresses no view), at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view as to any pricing or pricing-dependent information omitted from the Disclosure Package and completed in the Prospectus) and (iii) the Prospectus (except for any financial statements and other financial and statistical data included or omitted from the Prospectus, as to which such counsel expresses no view), at its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, the Underwriters shall have received from Kirkland & Ellis LLP, a letter authorizing the Underwriters to rely upon the opinion or opinions delivered by such counsel to each hired NRSRO in connection with the transactions contemplated by this Agreement and the Basic Documents.

(2)The favorable opinion, dated as of the Closing Date, of the Chief Legal Officer or Deputy General Counsel of Deere & Company (“Deere”) or the Chief Counsel of JDCC, in form and substance satisfactory to counsel for the Underwriters (and addressed to each Underwriter), to the effect that:
(i)To the best of such counsel’s knowledge and information, the execution and delivery of this Agreement and the Basic Documents and the consummation of the transactions contemplated herein and therein will not result in the violation of the provisions of any applicable federal or Illinois law or federal or Illinois administrative regulation.
(ii)The execution and delivery of this Agreement and the Basic Documents and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, the charter or by-laws of JDCC or the Seller or any agreement, indenture, or other instrument known to such counsel to which JDCC or the Seller is a party or by which JDCC or the Seller may be bound, or any law, administrative regulation or administrative or court order known to him to be applicable to either JDCC or the Seller.
(iii)The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain Legal Aspects of the

Receivables,” to the extent they constitute matters of law or legal conclusions, are correct in all material respects.
(iv)The Receivables are “tangible chattel paper” or “electronic chattel paper” under the Illinois Uniform Commercial Code.
(v)During the time period in which JDCC acquired the Receivables, JDCC had in place sufficient documents and procedures which, if followed, resulted in JDCC owning the Receivables; and assuming that such procedures were followed (and counsel has no reason to believe such procedures were not followed), immediately prior to the sale of the Receivables to the Seller, JDCC owned the Receivables free and clear of any lien, security interest or charge. With respect to each Receivable constituting part of the Trust, such Receivable is secured by a validly perfected first priority purchase money security interest in the equipment financed thereby in favor of JDCC as a secured party or, in accordance with its customary standards, policies and servicing procedures, such procedures have been taken that if followed (and such counsel has no reason to believe that they will not be so followed) will result in the perfection of a first priority purchase money security interest in the equipment financed thereby in favor of JDCC as a secured party, subject to customary and usual exceptions. Each such Receivable has been duly and validly assigned to the Seller by JDCC pursuant to the terms of the Purchase Agreement.
(3)The favorable opinion, dated as of the Closing Date, of Fennemore Craig, P.C., special Nevada counsel for the Seller and JDCC, in form and substance satisfactory to counsel for the Underwriters (and addressed to each Underwriter), to the effect that:
(i)The Seller is a limited liability company duly formed and validly existing in good standing under the laws of the State of Nevada.
(ii)This Agreement and each Basic Document to which the Seller is a party has been duly authorized, executed and delivered by the Seller.
(iii)The Receivables are “tangible chattel paper” or “electronic chattel paper” under Nevada law.

(iv)Assuming that an ownership interest in the Receivables has been validly transferred to the Trust pursuant to the Sale and Servicing Agreement, the Trust has a perfected ownership interest in the Receivables and the proceeds thereof, subject to customary exceptions and assumptions.

(v)The State of Nevada does not impose an individual income tax or an income tax on corporations, limited liability companies, partnerships or other entities doing business in Nevada.

(4)The favorable opinion, dated as of the Closing Date, of Lane & Waterman, special Iowa tax counsel for the Seller and JDCC, in form and substance satisfactory to counsel for the Underwriters, to the effect that:
(i)the information under “Certain Iowa Tax Considerations” in the Preliminary Prospectus, the Prospectus and the prospectus in the Registration Statement as of the date of such prospectus, to the extent that it constitutes matters of Iowa law or Iowa legal conclusions, has been reviewed by such counsel and is correct in all material respects.
(5)The favorable opinion, dated as of the Closing Date, of Lane & Waterman, special Iowa counsel for the Seller and JDCC, in form and substance satisfactory to counsel for the Underwriters, to the effect that:
(i)In each case subject to customary exceptions and assumptions, (A) assuming that an ownership interest in the Receivables that are “tangible chattel paper” has been validly transferred to the Seller pursuant to the Purchase Agreement, the Seller has perfected such ownership interest by possession, and under applicable Iowa law, perfection by possession provides the possessor with a first-priority ownership interest in “tangible chattel paper” collateral and the cash proceeds thereof; and (B) assuming that an ownership interest in the Receivables that are “tangible chattel paper” has been validly transferred to the Trust pursuant to the Sale and Servicing Agreement, the Trust has perfected such ownership interest by possession, and under applicable Iowa law, perfection by possession provides the possessor with a first-priority ownership interest in “tangible chattel paper” collateral and the cash proceeds thereof.
(6)The favorable opinion, dated as of the Closing Date, of Emmet, Marvin & Martin, LLP, counsel for the Indenture Trustee, in form and substance satisfactory to counsel for the Underwriters (and addressed to each Underwriter), to the effect that:
(i)The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the requisite power and authority to execute and deliver each of the Basic Documents to which it is a party and to perform its obligations thereunder.
(ii)The Indenture Trustee has duly authorized, executed and delivered each of the Basic Documents to which it is a party. Assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Basic Documents to which it is a party constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(iii)The Indenture Trustee has duly and validly authenticated the Underwritten Notes.
(iv) The Indenture Trustee is authorized and empowered to exercise trust powers, and is qualified to accept the trusts imposed by the Indenture, and to act as Indenture Trustee under the Indenture.
(v)Neither the authentication and delivery of the Underwritten Notes nor the execution, delivery or performance of the Basic Documents to which the Indenture Trustee is a party conflict with, result in a breach or violation of, or constitute a default under, any term or provision of the articles of association or by-laws of the Indenture Trustee, any term or provision of any agreement, contract, instrument or indenture of any nature whatsoever, known to such counsel, without independent investigation, to which the Indenture Trustee is a party or by which it is bound, or, to the best of such counsel’s knowledge, without independent investigation, any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Indenture Trustee, or result in the creation or imposition of any lien, charge or encumbrance upon the collateral or the trust estate established pursuant to the Indenture.
(vi)The execution, delivery and performance by the Indenture Trustee of the Basic Documents to which it is a party will not violate any provisions of any law or regulation governing the banking and trust powers of the Indenture Trustee. Such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency having jurisdiction over and regulating the activities of the Indenture Trustee.
(7)The favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger, P.A., counsel for the Owner Trustee, in form and substance satisfactory to counsel for the Underwriters (and addressed to each Underwriter), to the effect that:

(i)Deutsche Bank Trust Company Delaware (“DBTCD”) is validly existing as a banking corporation under the laws of the State of Delaware.
(ii)DBTCD has the corporate power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.
(iii)The Trust Agreement has been duly authorized, executed and delivered by DBTCD.
(iv)Neither the execution, delivery and performance by DBTCD of the Trust Agreement, nor the consummation of any of the transactions by DBTCD contemplated thereby or compliance with the terms thereof, is in violation of the articles of organization or bylaws of DBTCD or of the laws of the State of Delaware or of the federal laws of the United States of America governing the trust powers of DBTCD.
(v)Neither the execution, delivery and performance by DBTCD of the Trust Agreement, nor the consummation of any of the transactions by DBTCD contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States of America governing the trust powers of DBTCD.
(8)The favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, in form and substance satisfactory to counsel for the Underwriters (and addressed to each Underwriter), to the effect that:
(i)The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”).
(ii)The Trust has the power and authority, pursuant to the Trust Agreement and the Act, to execute, deliver and perform its obligations under the Basic Documents to which it is a party, to issue the Underwritten Notes and the related Certificate and to grant the Trust Estate to the Indenture Trustee as security for the Underwritten Notes.
(iii)The Trust Agreement authorizes the Trust to execute and deliver the Basic Documents to which it is a party, to issue the Underwritten Notes and the Certificate and to grant the Trust Estate to the Indenture Trustee as security for the Underwritten Notes. The Trust has duly executed and delivered the Basic Documents to which it is a party and the Underwritten Notes. The Underwritten Notes have been duly executed and delivered to the Indenture Trustee. The Certificate has been duly executed and, when delivered to the Depositor in accordance with the Trust Agreement, will be validly issued and entitled to the benefits of the Trust Agreement.
(iv)Under the Act, the Trust is a separate legal entity and the Trust rather than the Certificateholder will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.
(v)Under Section 3805(b) of the Act, no creditor of the Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.
(vi)The Trust Agreement is a legal, valid and binding obligation of the Seller and the Owner Trustee, enforceable against the Seller and the Owner Trustee, in accordance with its terms.
(vii)Each of the Financing Statements (as hereinafter defined) is in an appropriate form for filing in the State of Delaware and has been duly filed in the appropriate filing office in the State of Delaware and the fees and documents taxes, if any, payable in connection with the said filing of the Financing Statements have been paid in full.

“Financing Statements” shall mean (i) the financing statement on form UCC-1, naming JDCC as debtor and JDRL as secured party, to be filed with the Secretary of State of the State of Delaware (Uniform Commercial Code Section) (the “Division”) on or before the Closing Date (the “JDCC Financing Statement”) and (ii) the financing statement on form UCC-1, naming the Trust as debtor and the Indenture Trustee as secured party, to be filed with the Division on or before the Closing Date (the “Trust Financing Statement”).

(viii)Under Article 9 of the Uniform Commercial Code as in effect in the State of Delaware, 6 Del. C. § 9-101 et seq. (the “Delaware UCC”), the Seller has a perfected security interest in the Seller’s rights in that portion of the collateral described in Section 2.01 of the Purchase Agreement (the “JDCC Collateral”) described in the JDCC Financing Statement in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “JDCC Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof. No refiling or other action is necessary under the Delaware UCC in order to maintain the perfection of such security interest, except as further described in such opinion.
(ix)Under Article 9 of the Delaware UCC, the Indenture Trustee has a perfected security interest in the Trust’s rights in that portion of the Collateral described in the Trust Financing Statement in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Trust Filing Collateral” and together with the JDCC Filing Collateral, the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof. No refiling or other action is necessary under the Delaware UCC in order to maintain the perfection of such security interest, except as further described in such opinion.
(x)The search report obtained in connection with the opinion, sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file with the Division financing statements against the Trust covering the Trust Filing Collateral as of the time of such search. Such search report identifies no secured party who has on file with the Division a currently effective financing statement naming the Trust as debtor and describing the Trust Filing Collateral prior to the time of such search.
(xi)Under Section 9-314(a) of the Delaware UCC, a security interest in electronic chattel paper may be perfected by control of the collateral under Section 9-105 of the Delaware UCC. Under Section 9-312(a) of the Delaware UCC, a security interest in electronic chattel paper may be perfected by filing.
(9)The favorable opinion, dated as of the Closing Date, of Sidley Austin LLP, counsel for the Underwriters, with respect to the issue and sale of the Underwritten Notes, the Registration Statement, this Agreement, the Preliminary Prospectus, the Prospectus and such other related matters as the Underwriters may reasonably require.
(10)The favorable opinion, dated as of the Closing Date, of the General Counsel of Clayton Fixed Income Services LLC, counsel to the Asset Representations Reviewer, in form and substance satisfactory to counsel for the Underwriters (and addressed to each Underwriter), to the effect that:
(i)The Asset Representations Reviewer is duly organized and validly existing as a Delaware limited liability company in good standing under the laws of Delaware. The Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under the Asset Representations Review Agreement.
(ii)The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under the Asset Representations Review Agreement. The Asset Representations Reviewer has duly authorized the execution, delivery and performance of the Asset Representations Review Agreement. The Asset Representations Review Agreement has been duly executed and delivered by the Asset Representations Reviewer. The Asset Representations Review Agreement is the legal, valid and binding agreement of the Asset Representations Reviewer, enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.
(iii)The completion of the transactions contemplated by the Asset Representations Review Agreement and the execution, delivery and performance of the Asset Representations Reviewer’s obligations under the Asset Representations Review Agreement will not (a) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, contract, guarantee or similar document under which the Asset Representations Reviewer is a party, (b) result in the creation or imposition of a lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (c) violate the organizational documents of the Asset Representations Reviewer or (d) violate a law, or to such counsel’s knowledge, an order, judgment, decree, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under the Asset Representations Review Agreement.
(iv)There are no proceedings or investigations pending or, to such counsel’s knowledge, threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (a) asserting the invalidity of the Asset Representations Review Agreement, (b) seeking to prevent the completion of the transactions contemplated by the Asset Representations Review Agreement or (c) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, the Asset Representations Review Agreement.
(c)At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Preliminary Prospectus, any material adverse change in the financial condition of JDCC and its subsidiaries considered as an enterprise, or in the results of operations or business prospects of JDCC and its subsidiaries considered as an enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President, a Vice President or the Treasurer or Assistant Treasurer of JDCC, on behalf of each of JDCC and the Seller, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change and (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time.
(d)At or prior to the Closing Time, you shall have received from a nationally recognized accounting firm that is acceptable to the Representatives (the “Independent Public Accountant”) three letters, one dated as of a date at least five business days prior to the date hereof addressed to JDCC and including all of the Underwriters as “Specified Parties” thereunder, one dated as of July 14, 2026 and addressed to all of the Underwriters, and the other dated prior to the Closing Date and addressed to all of the Underwriters, each in the form heretofore agreed.
(e)At Closing Time, you shall have received from the Owner Trustee a certificate signed by one or more duly authorized officers of the Owner Trustee, dated as of the Closing Date, as to the due acceptance of the Trust Agreement by the Owner Trustee and the due execution and delivery of the Underwritten Notes and related Certificate delivered by the Owner Trustee in accordance therewith and such other matters as you shall request.
(f)At the Closing Time, you shall have received from the Indenture Trustee, an officer’s certificate certifying that the information contained in the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act filed with the Registration Statement is true and correct.
(g)At Closing Time, the Underwritten Notes shall have received the ratings indicated in the Ratings Term Sheet from the hired NRSROs.
(h)At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Seller and JDCC in connection with the issuance and sale of the Underwritten Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Seller and JDCC at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

SECTION 7. Indemnification.
(a)As an inducement to the Underwriters to participate in the public offering of the Underwritten Notes, the Seller and JDCC jointly and severally agree to indemnify and hold harmless each Underwriter and each of its officers and directors and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)against any and all loss, liability, claim, damage and expense to which such Underwriter may become subject, under the Act or otherwise, arising out of (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430D under the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Intex Information or in any Issuer Free Writing Prospectus or the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) any untrue statement or alleged untrue statement of a material fact contained in the Form ABS-15G (taken as a whole, together with the Disclosure Package), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless, in each case, such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Seller by or on behalf of any Underwriter through any Representative expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package (or any amendment or supplement thereto), the Intex Information, any Issuer Free Writing Prospectus (including any Permitted Free Writing Prospectus) or the Form ABS-15G, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as “Underwriters’ Information” in the Pricing Agreement, or was made in reliance upon the Form T-1 of the Indenture Trustee under the Indenture;
(ii)against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller and JDCC; and
(iii)against any and all expense whatsoever (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above.

In no case shall the Seller or JDCC be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Seller or JDCC shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Seller or JDCC shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. JDCC shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if JDCC elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought. In the event that JDCC elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include both the Seller and/or JDCC, on the one hand, and one or more Underwriters, on the other, and any such Underwriter shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Seller or JDCC, JDCC shall not have the right to assume the defense of such action on behalf of such Underwriter and will reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Seller and JDCC shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representatives. The Seller and JDCC agree to notify the Representatives within a reasonable time of the assertion of any claim against either of them, any of their officers or directors or any person, if any, who controls the Seller or JDCC within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in connection with the sale of the Underwritten Notes.

(b)Each Underwriter, severally and not jointly, agrees that it will indemnify and hold harmless the Seller and JDCC, and each of their respective officers and directors and each person, if any, who controls the Seller and JDCC within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Seller and JDCC, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package (or any amendment or supplement thereto), the Intex Information or any

Issuer Free Writing Prospectus (including any Permitted Free Writing Prospectus) in reliance upon and in conformity with written information furnished to the Seller by or on behalf of such Underwriter through any Representative expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package (or any amendment or supplement thereto), the Intex Information or any Issuer Free Writing Prospectus (including any Permitted Free Writing Prospectus); it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as “Underwriters’ Information” in the Pricing Agreement. In case any action shall be brought against the Seller or JDCC or any person so indemnified based on the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package (or any amendment or supplement thereto), the Intex Information or any Issuer Free Writing Prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Seller and JDCC, and the Seller and JDCC and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.
SECTION 8. Contribution. If the indemnification provisions provided in Section 7 should under applicable law be unenforceable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Seller and the Underwriters from the offering of the Underwritten Notes and also the relative fault of the Seller and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Seller and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Underwritten Notes. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 7 including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct and prevent such statement or omission. The Seller, JDCC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8 to contribute are several in proportion to their respective underwriting obligations and not joint.

The obligations of the Seller and JDCC under this Section 8 shall be in addition to any liability which the Seller and JDCC may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Seller and to each person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement or contained in certificates of officers of the Seller and JDCC submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Seller and JDCC and shall survive delivery of the Underwritten Notes to the Underwriters.
SECTION 10. Termination of Agreement.
(a)The Representatives may terminate this Agreement, by notice to the Seller and JDCC at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, in the reasonable judgment of the Representatives, any material adverse change in the financial condition of JDCC and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of JDCC and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Underwritten Notes or to enforce contracts for the sale of the Notes or (iii) if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.
(b)If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof.
SECTION 11. Default. If one or more of the Underwriters shall fail at Closing Time to purchase the Underwritten Notes that it or they are obligated to purchase under this Agreement (the “Defaulted Underwritten Notes”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Underwritten Notes in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Underwritten Notes, then:
(a)if the aggregate principal amount of Defaulted Underwritten Notes does not exceed 10% of the aggregate principal amount of the Underwritten Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of such non-defaulting Underwriters, or
(b)if the aggregate principal amount of Defaulted Underwritten Notes exceeds 10% of the aggregate principal amount of the Underwritten Notes to be purchased pursuant to this Agreement, this Agreement shall terminate without any liability on the part of any non-defaulting Underwriters or the Seller or JDCC.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Seller or the Representatives shall have the right to postpone the Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements may be effected.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you at BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Lauren Burke Kohr; Citigroup Global Markets Inc., 388 Greenwich Street, 6th Floor Trading, New York, New York 10013, Attention: Michael Tamburrino; MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Brian Chin; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Nicole Nowak; TD Securities (USA) LLC, 1 Vanderbilt Avenue, 11th Floor, New York, New York 10017, Attention: ABS-Transaction Advisory. Notices to the Seller and JDCC shall be directed to the Seller and JDCC, respectively, at P.O. Box 5328, Madison, Wisconsin 53705-0328, Attention: Manager (with a copy to Deere & Company, One John Deere Place, Moline, Illinois 61265-8098, Attention: Treasurer).
SECTION 13. No Fiduciary Duty. The Seller and JDCC each acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Seller and JDCC with respect to the offering of the Underwritten Notes contemplated hereby (including in connection with determining the price and terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of (except to the extent explicitly set forth herein), the Seller and JDCC or any other person. The Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Seller and JDCC with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Seller and JDCC on other matters) or any other obligation to the Seller and JDCC except the obligations expressly set forth in this Agreement. Additionally, the Underwriters are not advising the Seller and JDCC or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Seller and JDCC shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Seller and JDCC with respect thereto. Any review by the Underwriters of the Seller and JDCC, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Seller and JDCC.
SECTION 14. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Seller, JDCC, and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of an Underwritten Note from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 15. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.
SECTION 16. Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 17. Counterparts.

This Agreement and the Pricing Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  The words “executed,” “signed,” “signature” and words of like import in this Agreement, the Pricing Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Seller and JDCC counterparts hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Seller and JDCC in accordance with its terms.

Very truly yours,

JOHN DEERE RECEIVABLES LLC

By:  /s/ Larry J. Gant
Name: Larry J. Gant
Title: Assistant Secretary and Assistant Treasurer

JOHN DEERE CAPITAL CORPORATION

By:  /s/ Larry J. Gant
Name: Larry J. Gant
Title: Assistant Secretary and Assistant Treasurer

[signature page continues]

JDOT 2026-B - Underwriting Agreement

CONFIRMED AND ACCEPTED, as of
the date first above written:

BofA Securities, Inc.

Citigroup Global Markets Inc.

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

TD Securities (USA) LLC

SG Americas Securities, LLC

By: BofA SECURITIES, INC.,

as Representative of the Several Underwriters

By:  /s/ Lauren Burke Kohr
Name: Lauren Burke Kohr
Title: Managing Director

By: CITIGROUP GLOBAL MARKETS INC.,

as Representative of the Several Underwriters

By:  /s/ Michael Tamburrino
Name: Michael Tamburrino
Title: Managing Director

By: MUFG SECURITIES AMERICAS INC.,

as Representative of the Several Underwriters

By:  /s/ Brian Chin
Name: Brian Chin
Title: Managing Director

By: RBC CAPITAL MARKETS, LLC,

as Representative of the Several Underwriters

By:  /s/ Nicole Nowak
Name: Nicole Nowak
Title: Director

JDOT 2026-B - Underwriting Agreement

By: TD SECURITIES (usa) llc,

as Representative of the Several Underwriters

By:  /s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Managing Director

JDOT 2026-B - Underwriting Agreement

Exhibit A

JOHN DEERE OWNER TRUST 2026-B

JOHN DEERE RECEIVABLES LLC
and
JOHN DEERE CAPITAL CORPORATION

Class A-1 3.981% Asset Backed Notes
Class A-2A 4.30% Asset Backed Notes

Class A-2B Floating Rate Asset Backed Notes

Class A-3 4.50% Asset Backed Notes
Class A-4 4.61% Asset Backed Notes

PRICING AGREEMENT

July 14, 2026

BofA Securities, Inc.

Citigroup Global Markets Inc.

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

TD Securities (USA) LLC

SG Americas Securities, LLC

c/oBofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/oCitigroup Global Markets Inc.

388 Greenwich Street, 6th Floor Trading

New York, New York 10013

c/oMUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

c/oRBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

c/oTD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

as Representatives of the Several Underwriters

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated July 14, 2026 (the “Underwriting Agreement”) relating to the purchase by BofA Securities, Inc., Citigroup Global Markets Inc., MUFG Securities Americas Inc., RBC Capital Markets, LLC, TD Securities (USA) LLC and SG Americas Securities, LLC, severally and not jointly, of the above-referenced Class A-1, Class A-2A, Class A-2B, Class A-3 and Class A-4 Notes (the “Underwritten Notes”), the provisions of which are incorporated herein by reference. Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

Subject to the terms and conditions of the Underwriting Agreement, the Seller agrees with the Underwriters that the purchase price for the Underwritten Notes to be paid by the Underwriters shall be the percentage of the principal amount (which percentage is equal to 100.00000% less the underwriting discount in the case of the Class A-1 Notes, 99.99103% less the underwriting discount in the case of the Class A-2A Notes, 100.00000% less the underwriting discount in the case of the Class A-2B Notes, 99.98751% less the underwriting discount in the case of the Class A-3 Notes and 99.99262% less the underwriting discount in the case of the Class A-4 Notes) set forth below:

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2A Notes	Principal Amount of Class A-2B Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
BofA Securities, Inc.	$79,275,000	$71,232,000	$17,500,000	$88,732,000	$17,296,000
Citigroup Global Markets Inc.	$33,975,000	$30,528,000	$7,500,000	$38,028,000	$7,411,000
MUFG Securities Americas Inc.	$33,975,000	$30,528,000	$7,500,000	$38,028,000	$7,411,000
RBC Capital Markets, LLC	$33,975,000	$30,528,000	$7,500,000	$38,028,000	$7,411,000
TD Securities (USA) LLC	$33,975,000	$30,528,000	$7,500,000	$38,028,000	$7,411,000
SG Americas Securities, LLC	$11,325,000	$10,176,000	$2,500,000	$12,676,000	$2,470,000
Total:	$226,500,000	$203,520,000	$50,000,000	$253,520,000	$49,410,000

Underwritten Notes	Percentage of Principal Amount	Underwriting Discount	Interest Rate
Class A-1 Notes	100.00000%	0.100%	3.981%
Class A-2A Notes	99.99103%	0.180%	4.30%
Class A-2B Notes	100.00000%	0.180%	Benchmark + 0.31%
Class A-3 Notes	99.98751%	0.250%	4.50%
Class A-4 Notes	99.99262%	0.400%	4.61%

Pricing Agreement

The Seller also agrees with the Underwriters that:

The Trust is the John Deere Owner Trust 2026-B.

The initial amount of overcollateralization will be $20,081,284.

The Owner Trustee will be Deutsche Bank Trust Company Delaware.

The Indenture Trustee will be U.S. Bank Trust Company, National Association.

The Class A-1 final Payment Date shall be July 15, 2027, the Class A-2A final Payment Date shall be April 16, 2029, the Class A-2B final Payment Date shall be April 16, 2029, the Class A-3 final Payment Date shall be November 15, 2030, and the Class A-4 final Payment Date shall be May 16, 2033.

“Applicable Time” with respect to the Underwritten Notes means 3:18 p.m. on July 14, 2026.

The date of the Preliminary Prospectus is July 8, 2026.

For purposes of the Underwriting Agreement, the only information furnished to the Seller by any Underwriter through either Representative for use in the Preliminary Prospectus and the Prospectus consists of the following information in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter, which shall constitute “Underwriters’ Information”: (i) the concession and reallowance figures appearing in the second paragraph under the heading “Underwriting” in the Prospectus, (ii) the second and third sentences contained in the fourth paragraph under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus, (iii) the information contained in the seventh through eighth paragraphs under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus and (iv) the second sentence under the heading “Risk Factors—Risks Related to the General Economic Environment—You will have limited ability to resell notes” in the Preliminary Prospectus and the Prospectus.

Pricing Agreement

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Seller a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Seller and JDCC in accordance with its terms.

Very truly yours,

JOHN DEERE RECEIVABLES LLC

By:  /s/ Larry J. Gant
Name: Larry J. Gant
Title: Assistant Secretary and Assistant Treasurer

JOHN DEERE CAPITAL CORPORATION

By:  /s/ Larry J. Gant
Name: Larry J. Gant
Title: Assistant Secretary and Assistant Treasurer

[signature page continues]

JDOT 2026-B - Pricing Agreement

CONFIRMED AND ACCEPTED, as of
the date first above written:

BofA Securities, Inc.

Citigroup Global Markets Inc.

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

TD Securities (USA) LLC

SG Americas Securities, LLC

By: BOFA SECURITIES, INC.,

as Representative of the Several Underwriters

By:  /s/ Lauren Burke Kohr
Name: Lauren Burke Kohr
Title: Managing Director

By: Citigroup global markets inc.,

as Representative of the Several Underwriters

By:  /s/ Michael Tamburrino
Name: Michael Tamburrino
Title: Managing Director

By: mufg securities americas inc.,

as Representative of the Several Underwriters

By:  /s/ Brian Chin
Name: Brian Chin
Title: Managing Director

By: rbc capital markets, llc,

as Representative of the Several Underwriters

By:  /s/ Nicole Nowak
Name: Nicole Nowak
Title: Director

JDOT 2026-B - Pricing Agreement

By: td securities (usa) llc,

as Representative of the Several Underwriters

By:  /s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Managing Director

JDOT 2026-B - Pricing Agreement

EXHIBIT A

Filed pursuant to Rule 433(d)

Registration Nos. 333-287776 and 333-287776-02

FINAL TERM SHEET, dated July 14, 2026

$782,950,000

John Deere Owner Trust 2026-B
Issuing Entity

$226,500,000	Class A-1	3.981% Asset Backed Notes
$203,520,000	Class A-2A	4.30% Asset Backed Notes
$50,000,000	Class A-2B	Benchmark + 0.31% Asset Backed Notes
$253,520,000	Class A-3	4.50% Asset Backed Notes
$49,410,000	Class A-4	4.61% Asset Backed Notes

John Deere Receivables LLC, Seller and Depositor
John Deere Capital Corporation, Sponsor and Servicer

	Class A-1 Notes(1)	Class A-2A Notes(1)	Class A-2B Notes(1)	Class A-3 Notes(1)	Class A-4 Notes(1)
Principal Amount	$226,500,000	$203,520,000	$50,000,000	$253,520,000	$49,410,000
Per Annum Interest Rate	3.981%	4.30%	Benchmark + 0.31%	4.50%	4.61%
Final Scheduled Payment Date	July 15, 2027	April 16, 2029	April 16, 2029	November 15, 2030	May 16, 2033
Initial Public Offering Price	100.00000%	99.99103%	100.00000%	99.98751%	99.99262%
Payment Date	Monthly, beginning August 17, 2026 (subject to the business day convention)	Monthly, beginning August 17, 2026 (subject to the business day convention)	Monthly, beginning August 17, 2026 (subject to the business day convention)	Monthly, beginning August 17, 2026 (subject to the business day convention)	Monthly, beginning August 17, 2026 (subject to the business day convention)
Weighted Average Life(2)	0.32	1.15	1.15	2.43	3.31
CUSIP	47800V AA2	47800V AB0	47800V AC8	47800V AD6	47800V AE4

(1) Subject to the considerations set forth in the preliminary prospectus, the Notes are generally eligible for purchase by or on behalf of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, and other similar retirement plans and arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended.

(2) Pricing speed: 14% CPR (with a 10% clean-up call).

Trade Date: July 14, 2026
Expected Settlement Date: July 22, 2026
Initial Note Value: $803,031,283.69 (discount rate: 7.80%)
Initial Overcollateralization Amount: $20,081,284
Initial Reserve Account Deposit: $8,030,312.84
Specified Reserve Account Balance: $8,030,312.84

BofA Securities	Citigroup	MUFG	RBC Capital Markets	TD Securities
SOCIETE GENERALE

4926-8850-0919v.4

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

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EXHIBIT B

1.Information contained in the Final Term Sheet.

2.Information contained in the Ratings Term Sheet.

3.Other Issuer Free Writing Prospectus: None.

4.Oral information not otherwise contained in the Final Term Sheet: None

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